      As filed with the Securities and Exchange Commission on May 6, 1999
                                                    Registration No. 333--74679
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              AMENDMENT NO. 4 TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              -------------------
                     NETWORK ACCESS SOLUTIONS CORPORATION
            (Exact name of registrant as specified in its charter)

                              100 Carpenter Drive
                           Sterling, Virginia 20164
                                (703) 742-7700
                   (Address of principal executive offices)

           Delaware                        4813                      54-1738938
  (State or other jurisdiction   (Primary standard industrial   (I.R.S. employer
     of incorporation or          classification code number)    identification
       organization)                                                 number)


                              -------------------
                               Jonathan P. Aust
                     President and Chief Executive Officer
                     Network Access Solutions Corporation
                              100 Carpenter Drive
                           Sterling, Virginia 20164
                                (703) 742-7700
 (Name, address, including zip code and telephone number, including area code of agent for service)

                              -------------------
                                  Copies to:

     Edwin M. Martin, Jr., Esquire            Scott M. Wornow, Esquire
      Nancy A. Spangler, Esquire        Paul, Hastings, Janofsky & Walker LLP
        Piper & Marbury L.L.P.               399 Park Avenue, 31st Floor
        1200 19th Street, N.W.                New York, New York 10022
        Washington, D.C. 20036                     (212) 318-6000
            (202) 861-3900

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
 Title of Each Class of Securities To  Proposed Maximum Aggregate      Amount of
            Be Registered                  Offering Price (1)     Registration Fee (2)
--------------------------------------------------------------------------------------
Shares of Common Stock, par value
 $.001................................        $100,000,000                $ 0

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(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.
(2) A registration fee of $27,800 was paid at the time of the initial filing of this registration statement.

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

13. Other Expenses of Issuance and Distribution

   The following table sets forth the various expenses payable by the Registrant in connection with the sale and distribution of the securities offered hereby, other than underwriting discounts and commissions. All of the amounts shown are estimated except the Securities and Exchange Commission registration fee, the National Association Securities Dealers, Inc. filing fee and the Nasdaq National Market listing fee.

      Securities and Exchange Commission registration fee.............. $27,800
      National Association of Securities Dealers, Inc. filing fee......  12,000
      Nasdaq National Market listing fee...............................       *
      Transfer agent's and registrar's fees............................       *
      Printing expenses................................................       *
      Legal fees and expenses..........................................       *
      Accounting fees and expenses.....................................       *
      Blue Sky filing fees and expenses................................       *
      Miscellaneous expenses...........................................       *
                                                                        -------
        Total..........................................................       *
                                                                        =======

---------------------
*  To be filed by amendment.

14. Indemnification of Officers and Directors

   Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. The Registrant's Bylaws include provisions to require the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 145, including circumstances in which indemnification is otherwise discretionary.
Section 145 also empowers the Registrant to purchase and maintain insurance that protects its officers, directors, employees and agents against any liabilities incurred in connection with their service in such positions.

   At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

   The form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification by the Underwriters of the Registrant and its directors and officers, and by the Registrant of the Underwriters, for certain liabilities arising under the Securities Act.

15. Recent Sales of Unregistered Securities

   The following information relates to securities issued or sold by the Registrant within the last three years. During that time, the Registrant has issued unregistered securities in the transactions described below. Securities issued in such transactions were offered and sold in reliance upon the exemption from registration under Section 4(2) of the Securities Act, relating to sales by an issuer not involving any public offering, or under Rule 701 under the Securities Act. The sales of securities were made without the use of an underwriter and the certificates evidencing the shares bear a restrictive legend permitting the transfer thereof only upon registration of the shares or an exemption under the Act.

(1) In August 1998 the Registrant issued 260,000 shares of Common Stock to an employee at a price of $0.50 per share in exchange for services rendered.

(2) In August 1998 the Registrant issued 9,800,000 shares of Common Stock to a group of four accredited investors at a purchase price of $0.0005 per share for an aggregate price of $4,900.

(3) In August 1998 the Registrant issued 10,000,000 shares of Series A Preferred Stock to a group of four accredited investors, at a purchase price of $1.00 per share for an aggregate price of $10,000,000.

(4) Between July 1998 and April 1999, the Registrant issued options exercisable for an aggregate of 4,000,200 shares of Common Stock at an exercise price of $0.20 per share.

(5) In April 1999 the Registrant issued options to one of its directors exercisable for an aggregate of 111,111 shares of Common Stock at an exercise price of $15 per share, subject to adjustment.

16. Exhibits and Financial Statement Schedules

  (a)Exhibits

 Exhibit No. Description
 ----------- -----------
 1.1*        Form of Underwriting Agreement
 3.1*        Amended and Restated Certificate of Incorporation of the Company
 3.2*        Amended and Restated By-Laws of the Company
 4.1*        Specimen stock certificate for shares of Common Stock of the
             Company
 5.1*        Form of opinion of Piper & Marbury L.L.P., regarding legality of securities being registered
 10.1+*      Master Equipment Lease Agreement dated November 17, 1998, by and between the Company and Paradyne Credit Corporation
 10.2+       Purchase and Sale Agreement dated as of October 16, 1998, by and between the Company and Ascend Communications, Inc., as amended
 10.3*       Master Lease Agreement dated October 9, 1998, by and between the
             Company and Ascend Credit Corporation
 10.4        Promissory Note dated October 16, 1998, by and between the Company and Ascend Communications, Inc., as amended
 10.5*       Commercial Lease dated February 24, 1997, by and between the
             Company, Sterling/Gunston Limited Partnership and Bernstein
             Management Corporation
 10.5.1*     First Lease Amendment dated June 26, 1998, by and between the
             Company and Sterling/Gunston LLC
 10.5.2*     Third Lease Amendment dated February 1, 1999, by and between the
             Company and Sterling/Gunston LLC
 10.6*       Sublease dated August 31, 1998, by and between the Company and
             U.S. Interactive, Inc.
 10.7*       Letter of Intent dated March 2, 1999 by and between the Company and Trans Dulles Center, Inc.

 Exhibit No. Description
 ----------- -----------
 10.8*       Employment Agreement dated as of August 16, 1998, by and between the Company and
             Jonathan P. Aust
 10.9*       Employment Agreement dated as of July 13, 1998, by and between the
             Company and
             Christopher J. Melnick
 10.10*      Employment Agreement dated as of July 13, 1998, by and between the
             Company and Scott G. Yancey, Jr.
 10.11*      Employment Agreement dated as of August 18, 1998, by and between the Company and James A. Aust
 10.12*      Employment Agreement dated as of March 1, 1999, by and between the
             Company and John J. Hackett
 10.13*      1998 Stock Incentive Plan, as amended
 10.14*      Incentive Stock Option Grant Agreement dated July 23, 1998, by and between the Company and Scott G. Yancey, Jr., as amended
 10.15*      Incentive Stock Option Grant Agreement dated July 23, 1998, by and between the Company and Christopher J. Melnick, as amended
 10.16*      Incentive Stock Option Grant Agreement dated November 1, 1998, by and between the Company and James A. Aust
 10.17*      Incentive Stock Option Grant Agreement dated March 30, 1999, by and between the Company and John J. Hackett
 10.18*      Deferred Compensation Agreement dated June 1, 1997, by and between the Company and
             Jonathan P. Aust
 10.19*      Deferred Compensation Agreement dated June 1, 1997, by and between the Company and
             James A. Aust
 10.20*      Repurchase Agreement dated August 6, 1998, by and between the
             Company and Longma M. Aust, Jonathan P. Aust, James A. Aust and
             Stephen L. Aust
 10.21*      Investor Rights Agreement dated August 6, 1998, by and between the
             Company, Spectrum Equity Investors II, L.P., SEA 1998 II, L.P.,
             FBR Technology Venture Partners L.P. and W2 Venture Partners, LLC,
             as amended
 10.22*      Series A Preferred Stock Purchase Agreement dated August 6, 1998, by and between the Company, Spectrum Equity Investors II, L.P.,
             SEA 1998 II, L.P., FBR Technology Venture Partners L.P. and W2
             Venture Partners, LLC
 10.23*      Note Purchase Agreement dated March 31, 1999, by and between the
             Company, Spectrum Equity Investors II, L.P. and FBR Technology
             Venture Partners L.P.
 10.24*      Convertible Note dated March 31, 1999, by and between the Company and Spectrum Equity Investors II, L.P.
 10.25*      Convertible Note dated March 31, 1999, by and between the Company and FBR Technology Venture Partners L.P.
 10.26*      Nonqualified Stock Option Grant Agreement dated April 1, 1999, by and between the Company and Dennis R. Patrick
 10.27*      Deed of Lease dated April 8, 1999, by and between the Company and
             TransDulles Center, Inc.

 Exhibit No. Description
 ----------- -----------
 11.1*       Statement of computation of loss per share
 23.1*       Consent of PricewaterhouseCoopers, LLP
 23.2*       Consent of Piper & Marbury L.L.P. (included as part of Exhibit
             5.1)
 24.1*       Power of Attorney
 27*         Financial Data Schedule

---------------------
 * Previously filed.
 ** To be filed by amendment.
 + Information has been omitted from this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.

    (b) Financial Statement Schedules:

   Schedules have been omitted because the information required to be shown in the schedules is not applicable or is included elsewhere in our financial statements or the notes thereto.

17. Undertakings

   The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of its Certificate of Incorporation or Bylaws or the Delaware General Corporation Law or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes that:

   (1) For purposes of determining any liability under the Securities Act, the information omitted form the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

   (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sterling, Virginia, on the 6th day of May, 1999.

                                        NETWORK ACCESS SOLUTIONS CORPORATION

                                                   /s/ Jonathan P. Aust
                                          By: _________________________________
                                            Jonathan P. Aust
                                            President, Chief Executive Officer
                                            and Chairman of the Board of
                                            Directors

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


                Name                            Title                Date

        /s/ Jonathan P. Aust            President, Chief           May 6, 1999
-------------------------------------   Executive Officer
          Jonathan P. Aust              and Chairman of the
                                        Board of Directors
                                        (Principal Executive
                                        Officer)

                  *                     Chief Financial            May 6, 1999
-------------------------------------   Officer and Director
        Scott G. Yancey, Jr.            (Principal
                                        Accounting and
                                        Financial Officer)

                  *                     Chief Operating            May 6, 1999
-------------------------------------   Officer and Director
       Christopher J. Melnick

                  *                     Director                   May 6, 1999
-------------------------------------
         Brion B. Applegate

                                        Director
-------------------------------------
          Dennis R. Patrick

*By:       /s/ Jonathan P. Aust
-------------------------------------
          Jonathan P. Aust
          Attorney-in-Fact


                                 Exhibit Index

 Exhibit No. Description
 ----------- -----------
 1.1*        Form of Underwriting Agreement
 3.1*        Amended and Restated Certificate of Incorporation of the Company
 3.2*        Amended and Restated By-Laws of the Company
 4.1*        Specimen stock certificate for shares of Common Stock of the
             Company
 5.1*        Form of opinion of Piper & Marbury L.L.P., regarding legality of securities being registered
 10.1+*      Master Equipment Lease Agreement dated November 17, 1998, by and between the Company and Paradyne Credit Corporation
 10.2+       Purchase and Sale Agreement dated as of October 16, 1998, by and between the Company and Ascend Communications, Inc., as amended
 10.3*       Master Lease Agreement dated October 9, 1998, by and between the
             Company and Ascend Credit Corporation
 10.4        Promissory Note dated October 16, 1998, by and between the Company and Ascend Communications, Inc., as amended
 10.5*       Commercial Lease dated February 24, 1997, by and between the
             Company, Sterling/Gunston Limited Partnership and Bernstein
             Management Corporation
 10.5.1*     First Lease Amendment dated June 26, 1998, by and between the
             Company and
             Sterling/Gunston LLC
 10.5.2*     Third Lease Amendment dated February 1, 1999, by and between the
             Company and Sterling/Gunston LLC
 10.6*       Sublease dated August 31, 1998, by and between the Company and
             U.S. Interactive, Inc.
 10.7*       Letter of Intent dated March 2, 1999 by and between the Company and Trans Dulles Center, Inc.
 10.8*       Employment Agreement dated as of August 16, 1998, by and between the Company and
             Jonathan P. Aust
 10.9*       Employment Agreement dated as of July 13, 1998, by and between the
             Company and
             Christopher J. Melnick
 10.10*      Employment Agreement dated as of July 13, 1998, by and between the
             Company and Scott G. Yancey, Jr.
 10.11*      Employment Agreement dated as of August 18, 1998, by and between the Company and James A. Aust
 10.12*      Employment Agreement dated as of March 1, 1999, by and between the
             Company and
             John J. Hackett
 10.13*      1998 Stock Incentive Plan, as amended
 10.14*      Incentive Stock Option Grant Agreement dated July 23, 1998, by and between the Company and Scott G. Yancey, Jr., as amended
 10.15*      Incentive Stock Option Grant Agreement dated July 23, 1998, by and between the Company and Christopher J. Melnick, as amended
 10.16*      Incentive Stock Option Grant Agreement dated November 1, 1998, by and between the Company and James A. Aust
 10.17*      Incentive Stock Option Grant Agreement dated March 30, 1999, by and between the Company and John J. Hackett
 10.18*      Deferred Compensation Agreement dated June 1, 1997, by and between the Company and
             Jonathan P. Aust
 10.19*      Deferred Compensation Agreement dated June 1, 1997, by and between the Company and
             James A. Aust

 Exhibit No. Description
 ----------- -----------
 10.20*      Repurchase Agreement dated August 6, 1998, by and between the
             Company and Longma M. Aust, Jonathan P. Aust, James A. Aust and
             Stephen C. Aust
 10.21*      Investor Rights Agreement dated August 6, 1998, by and between the
             Company, Spectrum Equity Investors II, L.P., SEA 1998 II, L.P.,
             FBR Technology Venture Partners L.P. and W2 Venture Partners, LLC,
             as amended
 10.22*      Series A Preferred Stock Purchase Agreement dated August 6, 1998, by and between the Company, Spectrum Equity Investors II, L.P.,
             SEA 1998 II, L.P., FBR Technology Venture Partners L.P. and W2
             Venture Partners, LLC
 10.23*      Note Purchase Agreement dated March 31, 1999, by and between the
             Company, Spectrum Equity Investors II, L.P. and FBR Technology
             Venture Partners L.P.
 10.24*      Convertible Note dated March 31, 1999, by and between the Company and Spectrum Equity Investors II, L.P.
 10.25*      Convertible Note dated March 31, 1999, by and between the Company and FBR Technology Venture Partners L.P.
 10.26*      Nonqualified Stock Option Grant Agreement dated April 1, 1999, by and between the Company and Dennis R. Patrick
 10.27*      Deed of Lease dated April 8, 1999, by and between the Company and
             TransDulles Center, Inc.
 11.1*       Statement of computation of loss per share
 23.1*       Consent of PricewaterhouseCoopers, LLP
 23.2*       Consent of Piper & Marbury L.L.P. (included as part of Exhibit 5.1 hereto)
 24.1*       Power of Attorney (included in signature pages)
 27*         Financial Data Schedule

---------------------
 * Previously filed.
 ** To be filed by amendment.
 + Information has been omitted from this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.